Exhibit 99.1

Dynatrace Reports Second Quarter of Fiscal Year 2023 Financial Results
Delivers Adjusted ARR growth of 33% year-over-year

WALTHAM, Mass, November 2, 2022 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the second quarter of its fiscal 2023 ended September 30, 2022.
“Dynatrace delivered strong second quarter results, demonstrating top to bottom line performance exceeding guidance across all of our key metrics," said Rick McConnell, Chief Executive Officer. “Observability solutions are becoming increasingly mandatory as digital transformation, in particular cloud modernization, remains one of the most durable areas of investment for enterprises. At the same time, we are not immune to the macro-environment and believe it is appropriate to take a more cautious approach to ARR growth in the back half of fiscal 2023. We'll continue to invest in product innovation and go-to-market initiatives that position us well for the long-term. Expanding the Dynatrace Platform with our Grail technology exemplifies this and represents a major leap forward for customers looking to cost effectively address log management and analytics."

Second Quarter Fiscal 2023 and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2022, unless otherwise noted.

Financial Highlights:
•Total ARR of $1,065 million, Adjusted ARR growth of 33% year-over-year
•Total Revenue of $279 million, up 30% on a constant currency basis
•Subscription Revenue of $261 million, up 29% on a constant currency basis
•Operating Income of $20 million and Non-GAAP Operating Income of $73 million
•EPS of $0.04 and Non-GAAP EPS of $0.22, both on a dilutive basis

Business Highlights:
•Platform Innovation: Launched our core Grail™ technology within the Dynatrace Platform, a major advancement in data analytics. It simplifies cloud complexity through unifying observability, as well as security, and business data to deliver answers and intelligent automation with the scale, speed, and cost-effectiveness demanded by modern digital transformation.

•Market Leadership: The 2022 ISG Provider Lens™ named Dynatrace a Leader with the top overall position in cloud-native observability and a Leader in cloud-native security. This recognition reflects our strong position as the trend of converging the observability and security markets continues.

•Go-to-market Success: Expanded partnership with DXC Technology, embedding Dynatrace as the preferred observability solution within DXC Platform X™, helping DXC customers to optimize and automate their clouds and digital services. Added 164 new logos to the Dynatrace® platform in the second quarter, up slightly from the second quarter of last fiscal year. Delivered a net expansion rate above 120% for the eighteenth consecutive quarter.

Second Quarter 2023 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Key Operating Metric:
Annualized recurring revenue	$1,064,951	$863,863
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency	30%
Adjusted ARR Growth	33%

Revenue:
Total revenue	$279,326	$226,354
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	30%

Subscription revenue	$261,306	$212,601
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	29%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$72,888	$61,468
Non-GAAP operating margin (*)	26%	27%

Non-GAAP net income (*)	$64,454	$52,165

Non-GAAP net income per share - diluted	$0.22	$0.18

Non-GAAP shares outstanding - diluted	290,601	291,177

Free Cash Flow (*)	$25,067	$13,638
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Since March 31, 2022, Dynatrace has seen an incremental strengthening of the U.S. dollar resulting in a foreign exchange ("FX") headwind in fiscal 2023. Total FY23 FX impact on a constant currency basis is expected to be approximately $60 million on ARR, up from prior quarter expectations of approximately $40 million. Total FY23 FX impact is expected to be approximately $60 million on Revenue, up from prior quarter expectations of approximately $47 million.

Growth rates for Adjusted ARR, Total revenue, and Subscription revenue are presented in constant currency in the table below to provide better visibility into the underlying growth of the business.

Based on information available, as of November 2, 2022, Dynatrace is issuing guidance for the third quarter and updating guidance for full year fiscal 2023 as follows:

(In millions, except per share data)	Q3 Fiscal 2023 Guidance
Total revenue	$283 - $286
As reported	18% - 19%
Constant currency	24% - 25%
Subscription revenue	$266.5 - $268.5
As reported	18% - 19%
Constant currency	24% - 25%
Non-GAAP operating income	$71.5 - $73.5
Non-GAAP operating margin	25.5%
Non-GAAP net income	$62 - $63.5
Non-GAAP net income per diluted share	$0.21 - $0.22
Diluted weighted average shares outstanding	292 - 293

(In millions, except per share data)	Current Guidance Fiscal 2023	Prior Guidance Fiscal 2023	Guidance Change at Midpoint*
Total ARR	$1,164 - $1,172	$1,213 - $1,226	$(52)
As reported	17% - 18%	22% - 23%	(500) bps
Constant currency	23% - 24%	26% - 27%	(300) bps
Adjusted ARR growth	24%	27% - 28%	(300) bps
Total revenue	$1,119 - $1,126	$1,125 - $1,136	$(8)
As reported	20% - 21%	21% - 22%	(100) bps
Constant currency	27%	26% - 27%	50 bps
Subscription revenue	$1,047 - $1,052	$1,053 - $1,062	$(8)
As reported	20% - 21%	21% - 22%	(100) bps
Constant currency	27%	26% - 27%	50 bps
Non-GAAP operating income	$273 - $279	$252 - $261	$20
Non-GAAP operating margin	24.5%	22.5% - 23%	175 bps
Non-GAAP net income	$237.5 - $242.5	$214.5 - $223	$21
Non-GAAP net income per diluted share	$0.81 - $0.83	$0.73 - $0.76	$0.07
Diluted weighted average shares outstanding	292 - 293	292 - 294	0.5
Free cash flow	$308 - $321	$310 - $325	$(3)
Free cash flow margin	27.5% - 28.5%	27.5%- 28.5%	0 bps
*Changes in our guidance for ARR and Revenue metrics are rounded to the nearest 50 bps

Our guidance is based on foreign exchange rates as of the end of September.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, November 2, 2022. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13733395. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 16, 2022, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13733395. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Adjusted ARR is defined as ARR excluding the impact of foreign exchange rate fluctuations that occurred over the trailing twelve month period. This calculation also excludes the headwind associated with the Dynatrace® perpetual license ARR that rolled off in the trailing twelve month period.
Adjusted ARR Growth is defined as year-over-year growth in Adjusted ARR divided by ARR as reported.
Dynatrace® Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind will result in a Net Expansion Rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. We present Dynatrace® net expansion rate on a constant currency basis to provide a framework for assessing how our business performed excluding the effects of foreign currency rate fluctuations.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures.

About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified software intelligence platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world's largest organizations trust Dynatrace® to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2023, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, a potential downturn in or instability of general economic conditions including currency fluctuations, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies, our ability to successfully recruit and retain highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 26, 2022 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription	$261,306	$212,601	$510,864	$409,121
License	—	—	—	50
Service	18,020	13,753	35,735	26,923
Total revenue	279,326	226,354	546,599	436,094
Cost of revenue:
Cost of subscription	35,764	27,135	68,502	52,117
Cost of service	16,052	10,668	31,220	20,689
Amortization of acquired technology	3,888	3,864	7,780	7,694
Total cost of revenue	55,704	41,667	107,502	80,500
Gross profit	223,622	184,687	439,097	355,594

Operating expenses:
Research and development	51,907	37,908	100,389	72,633
Sales and marketing	104,669	86,301	209,684	166,783
General and administrative	40,074	31,689	76,395	58,611
Amortization of other intangibles	6,573	7,539	13,146	15,079
Restructuring and other	—	(1)	(10)	25
Total operating expenses	203,223	163,436	399,604	313,131
Income from operations	20,399	21,251	39,493	42,463
Interest expense, net	(513)	(2,651)	(2,688)	(5,508)
Other (expense) income, net	(1,214)	(1,299)	(3,464)	12
Income before income taxes	18,672	17,301	33,341	36,967
Income tax (expense) benefit	(8,146)	6,340	(20,701)	(32)
Net income	$10,526	$23,641	$12,640	$36,935
Net income per share:
Basic	$0.04	$0.08	$0.04	$0.13
Diluted	$0.04	$0.08	$0.04	$0.13
Weighted average shares outstanding:
Basic	287,190	283,923	286,699	283,295
Diluted	290,601	291,177	290,433	290,254
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$5,235	$3,485	$9,125	$6,137
Research and development	10,997	5,456	18,282	9,423
Sales and marketing	13,938	9,612	24,014	17,220
General and administrative	10,484	7,022	17,928	12,047
Total share-based compensation	$40,654	$25,575	$69,349	$44,827

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2022	March 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$563,430	$462,967
Accounts receivable, net	185,728	350,666
Deferred commissions, current	62,861	62,601
Prepaid expenses and other current assets	39,259	72,188
Total current assets	851,278	948,422
Property and equipment, net	45,717	45,271
Operating lease right-of-use assets, net	61,374	58,849
Goodwill	1,279,535	1,281,876
Other intangible assets, net	84,380	105,736
Deferred tax assets, net	24,958	28,106
Deferred commissions, non-current	60,292	63,435
Other assets	14,451	9,615
Total assets	$2,421,985	$2,541,310

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,587	$22,715
Accrued expenses, current	129,976	141,556
Deferred revenue, current	561,474	688,554
Operating lease liabilities, current	12,876	12,774
Total current liabilities	708,913	865,599
Deferred revenue, non-current	16,950	25,783
Accrued expenses, non-current	25,243	19,409
Operating lease liabilities, non-current	54,255	52,070
Deferred tax liabilities	—	85
Long-term debt, net	214,947	273,918
Total liabilities	1,020,308	1,236,864

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 287,812,653 and 286,053,276 shares issued and outstanding at September 30, 2022 and March 31, 2022, respectively	288	286
Additional paid-in capital	1,874,488	1,792,197
Accumulated deficit	(448,708)	(461,348)
Accumulated other comprehensive loss	(24,391)	(26,689)
Total shareholders' equity	1,401,677	1,304,446
Total liabilities and shareholders' equity	$2,421,985	$2,541,310

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$12,640	$36,935
Adjustments to reconcile net income to cash provided by operations:
Depreciation	5,746	5,049
Amortization	21,068	23,057
Share-based compensation	69,349	44,827
Other	4,484	1,010
Net change in operating assets and liabilities:
Accounts receivable	153,512	92,314
Deferred commissions	(3,618)	(6,347)
Prepaid expenses and other assets	25,128	(16,456)
Accounts payable and accrued expenses	(14,428)	(9,118)
Operating leases, net	44	401
Deferred revenue	(101,429)	(69,904)
Net cash provided by operating activities	172,496	101,768

Cash flows from investing activities:
Purchase of property and equipment	(11,237)	(7,612)
Acquisition of businesses, net of cash acquired	—	(13,004)
Net cash used in investing activities	(11,237)	(20,616)

Cash flows from financing activities:
Repayment of term loans	(60,000)	(60,000)
Proceeds from employee stock purchase plan	8,627	6,593
Proceeds from exercise of stock options	4,332	18,339
Equity repurchases	(15)	(30)
Net cash used in financing activities	(47,056)	(35,098)

Effect of exchange rates on cash and cash equivalents	(13,740)	(697)

Net increase in cash and cash equivalents	100,463	45,357

Cash and cash equivalents, beginning of period	462,967	324,962
Cash and cash equivalents, end of period	$563,430	$370,319

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$55,704	$(5,235)	$(128)	$(3,888)	$(30)	$46,423
Gross profit	223,622	5,235	128	3,888	30	232,903
Gross margin	80%					83%
Research and development	51,907	(10,997)	(381)	—	—	40,529
Sales and marketing	104,669	(13,938)	(300)	—	—	90,431
General and administrative	40,074	(10,484)	(231)	—	(304)	29,055
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	—	—	—	—	—	—
Operating income	$20,399	$40,654	$1,040	$10,461	$334	$72,888
Operating margin	7%					26%

	Three Months Ended September 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$41,667	$(3,485)	$(452)	$(3,864)	$—	$33,866
Gross profit	184,687	3,485	452	3,864	—	192,488
Gross margin	82%					85%
Research and development	37,908	(5,456)	(501)	—	—	31,951
Sales and marketing	86,301	(9,612)	(785)	—	—	75,904
General and administrative	31,689	(7,022)	(253)	—	(1,249)	23,165
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	(1)	—	—	—	1	—
Operating income	$21,251	$25,575	$1,991	$11,403	$1,248	$61,468
Operating margin	9%					27%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Non-GAAP net income:
Net income	$10,526	$23,641
Income tax expense (benefit)	8,146	(6,340)
Non-GAAP effective cash tax	(7,967)	(7,113)
Interest expense, net	513	2,651
Cash paid for interest, net	(467)	(2,190)
Share-based compensation	40,654	25,575
Employer payroll taxes on employee stock transactions	1,040	1,991
Amortization of other intangibles	6,573	7,539
Amortization of acquired technology	3,888	3,864
Transaction, restructuring, and other	334	1,248
Loss on currency translation	1,214	1,299
Non-GAAP net income	$64,454	$52,165

Share count:
Weighted-average shares outstanding - basic	287,190	283,923
Weighted-average shares outstanding - diluted	290,601	291,177

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	287,190	283,923
Weighted-average shares outstanding - diluted	290,601	291,177

Net income per share:
Net income per share - basic	$0.04	$0.08
Net income per share - diluted	$0.04	$0.08
Non-GAAP net income per share - basic	$0.22	$0.18
Non-GAAP net income per share - diluted	$0.22	$0.18

	Three Months Ended September 30,
	2022	2021
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$29,398	$18,296
Purchase of property and equipment	(4,331)	(4,658)
FCF	$25,067	$13,638

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$107,502	$(9,125)	$(412)	$(7,780)	$(380)	$89,805
Gross profit	439,097	9,125	412	7,780	380	456,794
Gross margin	80%					84%
Research and development	100,389	(18,282)	(930)	—	—	81,177
Sales and marketing	209,684	(24,014)	(898)	—	—	184,772
General and administrative	76,395	(17,928)	(442)	—	(383)	57,642
Amortization of other intangibles	13,146	—	—	(13,146)	—	—
Restructuring and other	(10)	—	—	—	10	—
Operating income	$39,493	$69,349	$2,682	$20,926	$753	$133,203
Operating margin	7%					24%

	Six Months Ended September 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$80,500	$(6,137)	$(767)	$(7,694)	$—	$65,902
Gross profit	355,594	6,137	767	7,694	—	370,192
Gross margin	82%					85%
Research and development	72,633	(9,423)	(1,127)	—	—	62,083
Sales and marketing	166,783	(17,220)	(1,370)	—	—	148,193
General and administrative	58,611	(12,047)	(454)	—	(1,202)	44,908
Amortization of other intangibles	15,079	—	—	(15,079)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$42,463	$44,827	$3,718	$22,773	$1,227	$115,008
Operating margin	10%					26%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Six Months Ended September 30,
	2022	2021
Non-GAAP net income:
Net income	$12,640	$36,935
Income tax expense	20,701	32
Non-GAAP effective cash tax	(14,374)	(13,254)
Interest expense, net	2,688	5,508
Cash paid for interest, net	(2,533)	(4,560)
Share-based compensation	69,349	44,827
Employer payroll taxes on employee stock transactions	2,682	3,718
Amortization of other intangibles	13,146	15,079
Amortization of acquired technology	7,780	7,694
Transaction, restructuring, and other	753	1,227
Loss (gain) on currency translation	3,464	(12)
Non-GAAP net income	$116,296	$97,194

Share count:
Weighted-average shares outstanding - basic	286,699	283,295
Weighted-average shares outstanding - diluted	290,433	290,254

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	286,699	283,295
Weighted-average shares outstanding - diluted	290,433	290,254

Net income per share:
Net income per share - basic	$0.04	$0.13
Net income per share - diluted	$0.04	$0.13
Non-GAAP net income per share - basic	$0.41	$0.34
Non-GAAP net income per share - diluted	$0.40	$0.33

	Six Months Ended September 30,
	2022	2021
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$172,496	$101,768
Purchase of property and equipment	(11,237)	(7,612)
FCF	$161,259	$94,156

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com